Exhibit 4.11.4
SUPPLEMENTAL INDENTURE NO. 4

SUPPLEMENTAL INDENTURE No. 4, dated as of April 1, 2014, among CEMEX España, S.A., a corporation (sociedad anónima) organized under the laws of Spain, acting through its Luxembourg branch, CEMEX España, S.A., Luxembourg Branch (the “Issuer”), the existing guarantors under the Indenture (as defined  below) listed on Schedule I hereto (collectively, the “Existing Guarantors”), CEMEX Finance LLC, a Delaware limited liability company (the “New Guarantor” and, together with the Existing Guarantors, the “Note Guarantors”) and The Bank of New York Mellon, as trustee (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Issuer, the Existing Guarantors and the Trustee previously have entered into an indenture, dated as of May 12, 2010, as supplemented by Supplemental Indenture No. 1 thereto, dated as of September 17, 2012, Supplemental Indenture No. 2 thereto, dated as of March 25, 2013 and Supplemental Indenture No. 3, dated as of June 6, 2013 (as supplemented, the “Indenture”), providing for the issuance of the Issuer’s 9.25% U.S. Dollar-Denominated Senior Secured Notes due 2020 and 8.875% Euro-Denominated Senior Secured Notes due 2017 (together, the “Notes”);

WHEREAS, Section 9.1(a)(iv) of the Indenture provides that the Issuer, the Existing Guarantors and the Trustee may enter into a supplemental indenture without notice to or consent of any Holder to add guarantees with respect to the Notes;

WHEREAS, the Issuer desires to amend and supplement the Indenture as provided in Article II hereof to provide for the guarantee by the New Guarantor of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein;

WHEREAS, the Issuer and the Note Guarantors are authorized to execute and deliver this Supplemental Indenture No. 4;

WHEREAS, the Issuer has requested that the Trustee join in the execution of this Supplemental Indenture No. 4 pursuant to Section 9.6 of the Indenture; and

WHEREAS, all things necessary to make this Supplemental Indenture No. 4 a valid agreement of the parties and a valid supplement to the Indenture have been done.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein and in the Indenture and for other good and valuable consideration, the receipt and sufficiency of which are herein acknowledged, the Issuer, the Note Guarantors and the Trustee hereby agree, for the benefit of all Holders, as follows:

ARTICLE I

DEFINITIONS

Section 1.01    Defined Terms.  All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Indenture, as supplemented and amended hereby.  All definitions in the Indenture shall be read in a manner consistent with the terms of this Supplemental Indenture No. 4.

ARTICLE II

NOTE GUARANTEES

Section 2.01    Agreement to Guarantee.  The New Guarantor hereby agrees, jointly and severally with the other Note Guarantors, irrevocably, fully and unconditionally, to guarantee the Obligations under the Indenture and the Notes on the terms and subject to the conditions set forth in Article X of the Indenture and to be bound by (and shall be entitled to the benefits of) all other applicable provisions of the Indenture as a Note Guarantor.

ARTICLE III

MISCELLANEOUS

Section 3.01.    Effect of This Supplemental Indenture No. 4. This Supplemental Indenture No. 4 supplements the Indenture and shall be a part, and subject to all the terms, thereof.  The Indenture, as supplemented and amended by this Supplemental Indenture No. 4, is in all respects ratified and confirmed, and the Indenture and this Supplemental Indenture No. 4 shall be read, taken and construed as one and the same instrument.  All provisions included in this Supplemental Indenture No. 4 supersede any conflicting provisions included in the Indenture, unless not permitted by law.

Section 3.02    Governing Law.  This Supplemental Indenture No. 4 shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 3.03    Effect of Headings.  The section headings herein are for convenience only and shall not affect the construction of this Supplemental Indenture No. 4.

Section 3.04    Counterparts.  The parties may sign any number of copies of this Supplemental Indenture No. 4.  Each signed copy shall be an original, but all of them shall represent the same agreement.

            Section 3.05    The Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture No. 4 or for or in respect of the recitals contained herein, all of which are made solely by the Issuer and the Note Guarantors.  In entering into this Supplemental Indenture No. 4, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the

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liability or affording protection to the Trustee whether or not elsewhere herein so provided. The Issuer and the Note Guarantors expressly reaffirm and confirm their obligations to indemnify the Trustee in connection with the Indenture and all the actions contemplated hereby, all in accordance with the terms of the Indenture.

[SIGNATURE PAGE TO FOLLOW IMMEDIATELY]

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IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture No. 4 to be duly executed as of the date first written above.

CEMEX España, S.A., acting through its Luxembourg branch, CEMEX España, S.A., Luxembourg Branch

By:	/s/ Jose Antonio Gonzalez Flores
	Name:	Jose Antonio Gonzalez Flores
	Title:	Attorney-in-Fact

By:	/s/ Jose Antonio Gonzalez Flores
	Name:	Jose Antonio Gonzalez Flores
	Title:	Attorney-in-Fact

CEMEX, S.A.B. de C.V., as Note Guarantor

By:	/s/ Jose Antonio Gonzalez Flores
	Name:	Jose Antonio Gonzalez Flores
	Title:	Attorney-in-Fact

CEMEX México, S.A. de C.V., as Note Guarantor

By:	/s/ Jose Antonio Gonzalez Flores
	Name:	Jose Antonio Gonzalez Flores
	Title:	Attorney-in-Fact

New Sunward Holding B.V., as Additional Note Guarantor

By:	/s/ Jose Antonio Gonzalez Flores
	Name:	Jose Antonio Gonzalez Flores
	Title:	Attorney-in-Fact

[Signature page to Supplemental Indenture No. 4 (9.25% U.S. Dollar-Denominated Senior Secured Notes due 2020 and 8.875% Euro-Denominated Senior Secured Notes due 2017)]

CEMEX Research Group AG, as Note Guarantor

By:	/s/ Jose Antonio Gonzalez Flores
	Name:	Jose Antonio Gonzalez Flores
	Title:	Attorney-in-Fact

CEMEX Shipping B.V., as Note Guarantor

By:	/s/ Jose Antonio Gonzalez Flores
	Name:	Jose Antonio Gonzalez Flores
	Title:	Attorney-in-Fact

CEMEX Asia B.V., as Note Guarantor

By:	/s/ Jose Antonio Gonzalez Flores
	Name:	Jose Antonio Gonzalez Flores
	Title:	Attorney-in-Fact

CEMEX France Gestion (S.A.S.), as Note Guarantor

By:	/s/ Jose Antonio Gonzalez Flores
	Name:	Jose Antonio Gonzalez Flores
	Title:	Attorney-in-Fact

CEMEX UK, as Note Guarantor

By:	/s/ Jose Antonio Gonzalez Flores
	Name:	Jose Antonio Gonzalez Flores
	Title:	Attorney-in-Fact

[Signature page to Supplemental Indenture No. 4 (9.25% U.S. Dollar-Denominated Senior Secured Notes due 2020 and 8.875% Euro-Denominated Senior Secured Notes due 2017)]

CEMEX Egyptian Investments B.V., as Note Guarantor

By:	/s/ Jose Antonio Gonzalez Flores
	Name:	Jose Antonio Gonzalez Flores
	Title:	Attorney-in-Fact

CEMEX Corp., as Note Guarantor

By:	/s/ Jose Antonio Gonzalez Flores
	Name:	Jose Antonio Gonzalez Flores
	Title:	Attorney-in-Fact

CEMEX Concretos, S.A. de C.V., as Note Guarantor

By:	/s/ Jose Antonio Gonzalez Flores
	Name:	Jose Antonio Gonzalez Flores
	Title:	Attorney-in-Fact

Empresas Tolteca de México, S.A. de C.V., as Note Guarantor

By:	/s/ Jose Antonio Gonzalez Flores
	Name:	Jose Antonio Gonzalez Flores
	Title:	Attorney-in-Fact

CEMEX Egyptian Investments II B.V., as Note Guarantor

By:	/s/ Jose Antonio Gonzalez Flores
	Name:	Jose Antonio Gonzalez Flores
	Title:	Attorney-in-Fact

[Signature page to Supplemental Indenture No. 4 (9.25% U.S. Dollar-Denominated Senior Secured Notes due 2020 and 8.875% Euro-Denominated Senior Secured Notes due 2017)]

CEMEX Finance LLC, as Note Guarantor

By:	/s/ Jose Antonio Gonzalez Flores
	Name:	Jose Antonio Gonzalez Flores
	Title:	Attorney-in-Fact

[Signature page to Supplemental Indenture No. 4 (9.25% U.S. Dollar-Denominated Senior Secured Notes due 2020 and 8.875% Euro-Denominated Senior Secured Notes due 2017)]

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Jaime Nielsen
	Name:	Jaime Nielsen
	Title:	Vice President

SCHEDULE I
EXISTING GUARANTORS

1.	CEMEX, S.A.B. de C.V.
2.	CEMEX México, S.A. de C.V.
3.	New Sunward Holding B.V.
4.	CEMEX Research Group AG
5.	CEMEX Shipping B.V.
6.	CEMEX Asia B.V.
7.	CEMEX France Gestion (S.A.S.)
8.	CEMEX UK
9.	CEMEX Egyptian Investments B.V.
10.	CEMEX Corp.
11.	CEMEX Concretos, S.A. de C.V.
12.	Empresas Tolteca de México, S.A. de C.V.
13.	CEMEX Egyptian Investments II B.V.